Exhibit 99.1

News Release

T1 Energy Reports Fourth Quarter and Full-Year 2024 Results

Austin, TX and New York, NY, March 17, 2025, T1 Energy Inc. (NYSE: TE) (“T1” or the “Company”) reported financial and operating results for the fourth quarter and full-year 2024 today.

Headlines

▪	Production ramp at G1 Dallas ahead of plan. The ongoing ramp of production at T1’s state-of-the-art U.S. solar module manufacturing facility, G1 Dallas, is proceeding ahead of schedule. During January and February 2025, total module production of more than 220 MW exceeded plan by 48%. T1’s teams have now installed and commissioned four utility-scale production lines that are producing a mix of PERC and TOPCon modules. G1 Dallas is currently on track to achieve the Company’s 2025 production target of 3.4 Gigawatt (“GW”).

▪	T1 selects Milam County, Texas for planned 5 GW U.S. solar cell manufacturing facility (“G2 Austin”). T1 has executed a lease and purchase option for 100 acres in Milam County, Texas, in the Advanced Manufacturing and Logistix Campus at Sandow Lakes. G2 Austin is expected to be one of the largest solar manufacturing facilities in the U.S., with a capital investment of up to $850 million, and is projected to create up to 1,800 new direct American advanced manufacturing jobs, contingent upon successful completion of agreements for both state and local incentives.

“The fourth quarter and subsequent start of 2025 have been punctuated by our strategic repositioning as T1 Energy,” commented Daniel Barcelo, T1’s Chairman of the Board and Chief Executive Officer. “Having completed a transformative acquisition on an accelerated timeline, we are now focusing on the next phases of our plan to become an American, vertically integrated solar + battery storage leader. Our teams are making impressive progress with the ramp of U.S. solar module production at G1 Dallas, we are moving forward swiftly with project development of our planned G2 Austin U.S. solar cell facility, and we are executing our global corporate transformation to build a cash flow powerhouse. As we look forward to 2025 and beyond, we are excited about the growth prospects for the U.S. solar + battery storage market, and we are focused on establishing T1 as an engine of American energy, jobs, and advanced manufacturing.”

Highlights of the Fourth Quarter 2024 and Subsequent Events

▪	Announced transformative acquisition of Trina Solar’s U.S. solar manufacturing assets. On November 6, 2024, the Company announced that it had entered into an agreement to acquire the U.S. manufacturing assets of Trina Solar Co Ltd. (SHA: 688599) (“Trina”) for total consideration of $621 million. The transaction included the acquisition of a 5 GW, 1.35 million square foot solar module manufacturing facility in Wilmer, TX, which T1 subsequently named “G1 Dallas,” that started production on November 1, 2024.

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▪	Achieved accelerated close of Trina acquisition. On December 24, 2024, T1 announced that the Company closed the transformative acquisition of Trina’s U.S. solar manufacturing assets in accordance with previously communicated timelines.

▪	T1 achieves first commercial sales volumes from G1 Dallas. T1 reached a corporate milestone by generating its first commercial sales in Q4 2024 from G1 Dallas. For the short stub period in Q4 2024 after the close of the transaction, the Company recorded revenues of $2.9 million and a gross profit of $1.2 million.

▪	Unveiled global corporate rebranding as T1 Energy and selected Austin, Texas as global headquarters. In February of this year, T1 launched a comprehensive global rebrand that included a new company name (formerly FREYR Battery, Inc.), corporate logo, a fresh visual identity, and a ticker symbol change. The T1 brand and the selection of Austin, Texas as the Company’s corporate headquarters align with T1’s rebirth as a company focused on delivering American energy, jobs, and advanced manufacturing.

▪	Announced and completed sale of Coweta County Site in Georgia. In conjunction with T1’s relocation to Texas and strategic mandate to harvest value from non-core assets, the Company entered into a definitive agreement to sell its 268-acre site in Coweta County, Georgia to an undisclosed party for gross sales proceeds of $50 million. The transaction closed on February 14, 2025, and generated net proceeds to T1 of $22.5 million following repayment of previously received state and local grants.

▪	T1 and Trina have filed a joint voluntary notice with the Committee on Foreign Investment in the United States (“CFIUS”) and the CFIUS process is ongoing. CFIUS approval of the transaction is a pre-cursor to achieving the first share conversion detailed in T1’s November 2024 transaction announcement.

▪	Investing in American advanced manufacturing at G2 Austin. G2 Austin is T1’s third major investment in Texas, America’s #1 energy producer and a national leader in the solar space. With the addition of G2 Austin to G1 Dallas and T1’s new global corporate headquarters in Austin, the Company’s three facilities, all of which are located in the Texas Triangle, represent a combined investment more than $1.1 billion. Texas’ commitment to business growth and its strong and robust workforce makes it an ideal location for T1 to create more than 3,000+ direct jobs in less than three years.

“Adding solar cell manufacturing is foundational to building out T1’s American supply chain. We are excited to take that next step right here in Texas, where the state’s leadership and business community has continued to develop the infrastructure, talent, and business climate necessary to support this project,” said Daniel Barcelo, T1’s CEO and Chairman of the Board. “We are grateful for the support we have received from the Wilmer, Austin, and Milam County communities and look forward to continuing to partner together moving forward.”

Business Outlook and Guidance

▪	No changes to 2025 financial and operating guidance. There are no changes to 2025 financial and operating guidance of $75 - $125 million estimated full-year 2025 EBITDA based on projected 2025 module production of 3.4 GW at G1 Dallas. In addition, there are no changes to projected EBITDA ranges of $175 - $225 million of annual run rate EBITDA based on optimized G1 Dallas production, and the $650 - $750 million annual run-rate EBITDA estimate based on optimized production at G1 Dallas and G2 Austin.

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▪	Update on European Portfolio Optimization. T1 is committed to generating value from non-core assets and rationalizing costs from discontinued operations. Accordingly, the Company has reclassified its European operations as Discontinued Operations and has retained a financial advisor to support potential non-core asset sales. In addition, T1 has classified non-core assets including Giga Arctic and the Customer Qualification Plant (“CQP”) as Held for Sale and recorded a $312.9 million non-cash valuation charge. As of December 31, 2024, the Company determined the fair values less the cost of potential sales of Giga Arctic and the CQP to be $37.5 million and $5.6 million, respectively, offset by historical currency adjustments.

Q4 and Full-Year 2024 Results Overview

▪	T1 Energy reported a net loss attributable to stockholders for the fourth quarter 2024 of $(367.2) million, or $(2.59) per diluted share compared to a net loss of $(24.2) million, or $(0.17) per diluted share for the fourth quarter of 2023. Net loss from continuing operations was $(30.8) million, or $(0.22) per diluted share for the fourth quarter of 2024 compared to $(0.5) million or zero per diluted share for the fourth quarter of 2023. Net loss from discontinued operations was $(336.4) million or $(2.37) per diluted share for the fourth quarter of 2024 compared to $(24.3) million or $(0.17) per diluted share for the fourth quarter of 2023.

▪	For the full-year 2024 T1 reported a net loss attributable to stockholders of $(450.2) million, or $(3.20) per diluted share, of which $(2.75) per share was from discontinued operations, compared to a net loss for the full-year 2023 of $(71.9) million, or $(0.51) per diluted share, $(0.39) per share of which was from discontinued operations.

▪	As of December 31, 2024, T1 had cash, cash equivalents, and restricted cash of $76.6 million.

Presentation of Fourth Quarter and Full-Year 2024 Results

A presentation will be held today, March 17, 2025, at 8:00 am Eastern Daylight Time to discuss financial and operating results for the fourth quarter and full-year 2024. The results and presentation material will be available for download at https://ir.t1energy.com/overview/default.aspx

To access the conference call, listeners should contact the conference call operator at the appropriate number listed below approximately 10 minutes prior to the start of the call.

Participant conference call dial-in numbers:

USA / International Toll +1 (646) 307-1963
USA - Toll-Free (800) 715-9871
Canada - Toronto (647) 932-3411
Canada - Toll-Free (800) 715-9871

Conference call ID: 4407519

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A webcast of the conference call will be broadcast simultaneously at https://events.q4inc.com/attendee/520886257 on a listen-only basis. Please log in at least 10 minutes in advance to register and download any necessary software.

A replay of the webcast will be available at: https://ir.t1energy.com/events-and-presentations/presentations/default.aspx

About T1 Energy

T1 Energy Inc. (NYSE: TE) is an energy solutions provider building an integrated U.S. supply chain for solar and batteries. In December 2024, T1 completed a transformative transaction, positioning the Company as one of the leading solar manufacturing companies in the United States, with a complementary solar and battery storage strategy. Based in Austin, Texas, with plans to expand its operations in America, the Company is also exploring value optimization opportunities across its portfolio of assets in Europe.

To learn more about T1, please visit www.T1energy.com and follow on social media.

Investor contact:

Jeffrey Spittel

EVP, Investor Relations and Corporate Development

jeffrey.spittel@T1energy.com

Tel: +1 409 599-5706

Media contact:

Amy Jaick

SVP, Communications
amy.jaick@T1energy.com

Tel: +1 973 713-5585

Cautionary Statement Concerning Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation with respect to the Company’s operational performance and profitability (including its strategic objective to become a vertically integrated U.S. solar and storage leader and an engine of American energy, jobs, and advanced manufacturing), creation of jobs in the U.S. and investments in project sites, the timing of production ramp of solar modules, progress on the anticipated timing, development and construction for G2, any production targets at the Company’s facilities, any financial and operating guidance, growth prospects for the U.S. solar and storage market and our ability to generate value from non-core assets and rationalizing costs from discontinued operations. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual future events, results, or achievements to be materially different from the Company’s expectations and projections expressed or implied by the forward-looking statements. Important factors include, but are not limited to, those discussed under the caption “Risk Factors” in (i) T1’s post-effective amendment no. 1 to the Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on January 4, 2024, (ii) T1’s Registration Statement on Form S-4 filed with the SEC on September 8, 2023 and subsequent amendments thereto filed on October 13, 2023, October 19, 2023 and October 31, 2023, and (iii) T1’s annual report on Form 10-K filed with the SEC on February 29, 2024, and T1’s quarterly reports on Form 10-Q filed with the SEC on May 8, August 9 and November 12, 2024, and available on the SEC’s website at www.sec.gov. Forward-looking statements speak only as of the date of this press release and are based on information available to the Company as of the date of this press release, and the Company assumes no obligation to update such forward-looking statements, all of which are expressly qualified by the statements in this section, whether as a result of new information, future events or otherwise, except as required by law.

T1 intends to use its website as a channel of distribution to disclose information which may be of interest or material to investors and to communicate with investors and the public. Such disclosures will be included on T1’s website in the ‘Investor Relations’ sections. T1 also intends to use certain social media channels, including, but not limited to, X and LinkedIn, as means of communicating with the public and investors about T1, its progress, products, and other matters. While not all the information that T1 posts to its digital platforms may be deemed to be of a material nature, some information may be. As a result, T1 encourages investors and others interested to review the information that it posts and to monitor such portions of T1’s website and social media channels on a regular basis, in addition to following T1’s press releases, SEC filings, and public conference calls and webcasts. The contents of T1’s website and other social media channels shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

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T1 ENERGY INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Thousands)

	As of December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$72,641	$253,339
Restricted cash	4,004	969
Inventory	274,549	—
Advances to suppliers	164,811	—
Other current assets	2,256	—
Current assets of discontinued operations	64,909	57,646
Total current assets	583,170	311,954
Property and equipment, net	285,187	1,747
Goodwill	74,527	—
Intangible assets, net	281,881	—
Right-of-use asset under operating leases	111,081	—
Non-current assets of discontinued operations	—	418,484
Total assets	$1,335,846	$732,185
LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$61,708	$7,923
Accrued liabilities and other	91,346	9,781
Deferred revenue	48,155	—
Derivative liabilities	14,905	—
Current portion of long-term debt	42,867	—
Current portion of long-term debt - related party	51,500	—
Payables to related parties	52,534	—
Current liabilities of discontinued operations	51,009	31,480
Total current liabilities	414,024	49,184
Long-term deferred revenue	32,000	—
Convertible note - related party	80,698	—
Operating lease liability	101,787	—
Long-term debt	188,316	—
Long-term debt - related party	238,896	—
Deferred tax liability	21,227	443
Other long-term liabilities	21,761	2,026
Non-current liabilities of discontinued operations	—	45,816
Total liabilities	1,098,709	97,469
Commitments and contingencies
Redeemable preferred stock
Convertible series A preferred stock, $0.01 par value, 5,000 issued and outstanding as of December 31, 2024 (includes accrued dividends and accretion of $87) and none issued and outstanding as of December 31, 2023	48,375	—
Stockholders’ equity
Common stock, $0.01 par value, 155,928 issued and outstanding as of December 31, 2024 and 139,705 issued and outstanding as of December 31, 2023	1,559	1,397
Additional paid-in capital	971,416	925,623
Accumulated other comprehensive loss	(58,975)	(18,826)
Accumulated deficit	(725,238)	(274,999)
Total stockholders’ equity	188,762	633,195
Non-controlling interests	—	1,521
Total equity	188,762	634,716
Total liabilities, redeemable preferred stock, and equity	$1,335,846	$732,185

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T1 ENERGY INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In Thousands, Except per Share Amounts)

	Three months ended December 31,		Years ended December 31,
	2024	2023	2024	2023
Net sales	$2,942	$—	$2,942	$—
Cost of sales	1,714	—	1,714	—
Gross profit	1,228	—	1,228	—
General and administrative expenses	31,383	14,507	75,491	65,527
Total operating expenses	31,383	14,507	75,491	65,527
Loss from continuing operations	(30,155)	(14,507)	(74,263)	(65,527)
Other income (expense):
Warrant liability fair value adjustment	(2,585)	8,515	(1,291)	31,763
Loss from derivative liabilities	(14,905)	—	(14,905)	—
Interest income (expense), net	(234)	3,907	3,393	9,949
Foreign currency transaction gain (loss)	7	94	563	(306)
Other income, net	1,315	1,561	6,103	5,916
Total other income (expense)	(16,402)	14,077	(6,137)	47,322
Loss from continuing operations before income taxes	(46,557)	(431)	(80,400)	(18,205)
Income tax benefit (expense)	15,771	(102)	15,760	(443)
Net loss from continuing operations	(30,786)	(533)	(64,640)	(18,648)
Net loss from discontinued operations, net of tax	(336,361)	(24,253)	(385,914)	(54,448)
Net loss	(367,147)	(24,786)	(450,554)	(73,096)
Net loss attributable to non-controlling interests	—	634	402	1,151
Preferred dividends and accretion	(87)	—	(87)	—
Net loss attributable to common stockholders	$(367,234)	$(24,152)	$(450,239)	$(71,945)

Weighted average shares of common stock outstanding - basic and diluted	141,848	139,705	140,538	139,705
Net loss per share from continuing operations - basic and diluted	$(0.22)	$—	$(0.46)	$(0.13)
Net loss per share from discontinued operations - basic and diluted	$(2.37)	$(0.17)	$(2.75)	$(0.39)
Net loss per share attributable to common stockholders per share - basic and diluted	$(2.59)	$(0.17)	$(3.20)	$(0.51)

Other comprehensive loss:
Net loss	$(367,147)	$(24,786)	$(450,554)	$(73,096)
Foreign currency translation adjustments, net of tax	(24,940)	20,089	(40,149)	(27,920)
Total comprehensive loss	(392,087)	(4,697)	(490,703)	(101,016)
Comprehensive loss attributable to non-controlling interests	—	634	402	1,151
Preferred dividends and accretion	(87)	—	(87)	—
Comprehensive loss attributable to common stockholders	$(392,087)	$(4,063)	$(490,388)	$(99,865)

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T1 ENERGY INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

	For the years ended December 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(450,554)	$(73,096)
Adjustments to reconcile net loss to cash used in operating activities:
Share-based compensation expense	7,751	11,595
Depreciation and amortization	10,455	3,344
Loss from classification to held for sale	312,896	—
Reduction in the carrying amount of long-term investments due to license termination	21,028	—
Change in fair value of derivative liabilities	14,905	—
Deferred income taxes	(22,159)	—
Reduction in the carrying amount of right-of-use assets	1,988	1,351
Warrant liability fair value adjustment	1,291	(31,763)
Convertible note fair value adjustment	—	(1,074)
Share of net loss of equity method investee	596	379
Foreign currency transaction net unrealized gain	(1,538)	(19,648)
Other	838	469
Changes in assets and liabilities:
Prepaid assets and other current assets	(7,885)	4,487
Accounts payable, accrued liabilities and other	10,004	20,039
Operating lease liability	(2,433)	(4,012)
Net cash used in operating activities	(102,817)	(87,929)
Cash flows from investing activities:
Proceeds from the return of property and equipment deposits	22,735	—
Proceeds from property related grants	—	3,500
Purchases of property and equipment	(50,830)	(187,823)
Business acquisition, net of cash acquired	(109,636)	—
Investments in equity method investee	—	(1,655)
Purchases of other long-term assets	—	(1,000)
Net cash used in investing activities	(137,731)	(186,978)
Cash flows from financing activities:
Proceeds from issuance of redeemable preferred stock	50,000	—
Payment for non-controlling interest	(4,130)	—
Net cash provided by financing activities	45,870	—
Effect of changes in foreign exchange rates on cash, cash equivalents, and restricted cash	(4,419)	(12,396)
Net decrease in cash, cash equivalents, and restricted cash	(199,097)	(287,303)
Cash, cash equivalents, and restricted cash at beginning of period	275,742	563,045
Cash, cash equivalents, and restricted cash at end of period	$76,645	$275,742
Reconciliation to consolidated balance sheets:
Cash and cash equivalents	$72,641	$253,339
Restricted cash	4,004	969
Restricted cash presented within current assets of discontinued operations	—	21,434
Cash, cash equivalents, and restricted cash	$76,645	$275,742

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